State Of New Hampshire

                               Department of State


                           CERTIFICATE OF AMENDMENT OF

                           BERLIN MILLS RAILWAY, INC.


The undersigned, as Deputy Secretary of State of the State of New Hampshire, hereby certifies that Articles of Amendment to the Articles of Incorporation of BERLIN MILLS RAILWAY, INC., duly signed pursuant to the provisions of the New Hampshire Business Corporation Act, have been received in this office.

ACCORDINGLY the undersigned, as such Deputy Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of BERLIN MILLS RAILWAY, INC. and attaches hereto a copy of the Articles of Amendment.



                                                   IN TESTIMONY WHEREOF, I
                                                   hereto set my hand and
                                                   cause to be affixed the
                                                   Seal of the State of New
                                                   Hampshire, this 10th day
                                                   of September A.D. 1999

           [SEAL]
                                                    /s/ Robert P. Ambrose
                                                    ---------------------
                                                      Robert P. Ambrose
                                                  Deputy Secretary of State

                             STATE OF NEW HAMPSHIRE


Filing fee: $ 35.00
Use black print or type.                                             Form No. 14
Leave 1" margins both sides.                                     RSA 293-A:10.06


                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION


                                                                  [STAMP]
                                                                   FILED
                                                               SEP 10 1999
                                                            WILLIAM M. GARDNER
                                                               NEW HAMPSHIRE
                                                            SECRETARY OF STATE

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT OF ITS ARTICLES OF INCORPORATION:

     FIRST: The name of the corporation is BERLIN MILLS RAILWAY, INC.

     SECOND: The text of each amendment adopted is:

     To add the following new article, Article VII, to the Articles of
Incorporation:


                                  "ARTICLE VII


          The Corporation shall indemnify and hold harmless any person from and against any and all claims and demands whatsoever, except as limited by law, that have arisen or been incurred by reason of the fact that the person is or was a director, officer or agent of the Corporation."


     THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:


     FOURTH: The amendment was adopted on August 30, 1999

               [if more space is need, attach additional sheet(s)]

ARTICLES OF AMENDMENT TO THE                                         Form No. 14
ARTICLES OF INCORPORATION                                              (cont.)
OF BERLIN MILLS RAILWAY, INC.

     FIFTH: (Check one)

     A. ____ The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

     B. ____   The amendment(s) were approved by the shareholders. (Note 1)

                                                              Number of Votes
    Designation                             Number of           indisputably
(class or series)   Number of Shares     Votes entitled        represented at
of voting group      outstanding           to be cast           the meeting
---------------     ----------------     --------------       ---------------

Common Stock, with      150                150                     150
Par Value $100.00
per share


    Designation                                                Total number of
(class or series)       Total number of votes cast:     OR     undisputed votes
of voting group         FOR      AGAINST                --     cast FOR
---------------         ---      -------                       ----------------

Common Stock, with      150         0                                --
Par Value $100.00
per share

ARTICLES OF AMENDMENT TO THE                                         Form No. 14
ARTICLE OF INCORPORATION                                                 (cont.)
OF BERLIN MILLS RAILWAY, INC.


     SIXTH: The number cast for the amendment by each voting group was sufficient for approval by each voting group.


Dated:   August 30, 1999


                                BERLIN MILLS RAILWAY, INC.       (Note 2)


                                By: /s/ Mehdi Gabayzadeh         (Note 2)
                                   ------------------------------
                                Signature of its President


                                Mehdi Gabayzadeh
                                Print or type name


Notes:    1.   All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

          2. Exact corporation name of corporation adopting articles of amendment.

          3. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989